Exhibit 6.43

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAWS.

PACASO GROWTH IV LLC,
a Florida limited liability company

UNSECURED PROMISSORY NOTE

PACASO GROWTH IV LLC, a Florida limited liability company (the “Borrower”), for value received, hereby promises to pay to ________________________________________________________________ or its assigns (the “Investor”), the principal sum of $__________________(the “Principal Amount”) as of the date hereof, or such lesser principal amount as may be outstanding from time to time. The unpaid Principal Amount outstanding on this Note from time to time and interest thereon shall be determined by the ledgers and records of the Borrower as accurately maintained.

Subject to the terms and conditions of this Unsecured Promissory Note (this “Note”), on the date hereof, the Investor has made a loan (the “Loan”) to the Borrower in the Principal Amount. Re-paid portions of the Principal Amount may not be re-borrowed.

1. Other Notes.

1.1 The Borrower has borrowed, and/or may borrow, up to a total of $15,000,000 from the Investor and other parties (together with the Investor, the “Investors”), provided that such amounts borrowed were, and/or are, evidenced by unsecured promissory notes in substantially the form as this Note (such notes, together with this Note, the “Notes”).

1.2 All payments made in respect of the Notes shall be made pro rata among the Investors based upon the aggregate unpaid principal amounts evidenced collectively by the Notes.

1.3 Any combination of the Investors that, collectively, hold Notes that evidence a majority of the principal outstanding under all of the Notes (collectively, the “Requisite Investors”) shall be, and hereby are, appointed by the Investor to take any and all actions on the Investor’s behalf, and exercise all rights of the Investor according to this Note, without the requirement of receiving consent from the Investor, provided, however, that the Requisite Investors may not, without the Investor’s prior written consent, (1) exercise any such rights as to the Investor that would increase or decrease the outstanding principal balance evidenced by, and/or the interest rate set forth in, any of the Notes, (2) exercise any such rights as to the Investor unless the exercise thereof applies to all of the Investors in the same relative fashion or (3) amend the provisions hereof to limit or eliminate any notice requirements to the Investor.

2. Requirements for Transfer. This Note shall not be assigned, sold, pledged, transferred or otherwise disposed of by the Investor except with the prior written consent of the Borrower.

3. Use of Proceeds. The Company’s mission is to enrich lives by making second home ownership possible and enjoyable for more people. It accomplishes this mission by creating single-purpose LLCs (each, a “Propco”) which purchase and hold single-family homes (each, a “Pacaso Home”). Each Propco then sells its membership interests (“Shares”) to third-party buyers (each, an “Owner”). Owners may acquire Shares through all-cash purchases, or via financing. The Borrower may use the proceeds of the Note to (i) extend financing offers to Owners, (ii) finance the initial acquisition of Pacaso Homes, or (iii) refinance existing debt on Pacaso Homes by making loans (the “Propco Loans”) to Propcos in the amounts necessary to satisfy such needs, as well as to fund those costs, charges, and other items required as part of the Propco Loans.

4. Interest.

4.1. Interest Rate. Except as otherwise provided herein, the Principal Amount of the Loan made hereunder shall bear interest at the Applicable Interest Rate from the date the Loan was made until such Loan is paid in full, whether at the Maturity Date, by prepayment or otherwise.

4.2. Computation of Interest. All computations of interest shall be made on the basis of a year of three hundred sixty (360) days, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan for the day on which it is paid.

4.3. Interest Rate Limitation. In no event and under no circumstances shall the Investor be entitled hereunder to unaccrued or unearned interest or other charges. In no event and under no circumstances shall there be due hereunder, nor shall the Investor be entitled hereunder to receive at any time, any charges not allowed or permitted by law or any interest or interest rate in excess of the maximum allowed by law. In the event that the amount of any charge or payment due hereunder shall create or shall be deemed to create an interest charge in excess of the maximum permissible legal rate, then the charge of any such excess amount shall be deemed unenforceable and void and its collection shall be waived, without affecting the remainder of the Obligations evidenced hereby, and any such excess amount which may have been paid to the Investor shall be refunded.

5. Repayment; Optional Prepayments.

5.1. Payment. Payments of accrued interest on this Note shall be made payable to the Investor in immediately available funds beginning on March 31, 2023, and continuing on every Interest Payment Date thereafter.

5.2. Optional Prepayments. The Borrower may not prepay the Loan in whole or in part at any time or from time to time without the written consent of the Requisite Investors.

6. Payment Mechanics.

6.1. Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 4:00 P.M. local New York, New York time on the date on which such payment is due.

6.2. Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

7. Maturity Date. All amounts outstanding under this Note, including the entire unpaid Principal Amount of this Note, together with all accrued and unpaid interest outstanding hereunder, and any other charges, advances and fees, if any, payable under this Note, shall be due and payable on the Maturity Date.

8. Representations and Warranties. The Borrower hereby represents and warrants to the Investor on the date hereof as follows:

8.1. Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

8.2. Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with all applicable laws.

8.3. Enforceability. This Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

9. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

9.1. Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

9.2. Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its contracts and agreements; and (c) all applicable laws.

9.3. Further Assurances. Upon the request of the Investor, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

10. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

10.1. Failure to Pay. The Borrower fails to pay (a) any Principal Amount of the Loan when due or (b) interest or any other amount when due and such failure continues for thirty (30) days.

10.2. Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Investor herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

10.3. Breach of Covenants, etc. The Borrower fails to observe or perform any covenant, obligation, condition or agreement contained in this Note other than those specified in Section 10.1 and such failure continues for thirty (30) days.

10.4. Bankruptcy. The dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency or appointment of a receiver of any part of the property of the Borrower or any of the obligations of the Borrower, and in the case of an involuntary proceeding filed against the Borrower, such proceeding is not discharged or dismissed within sixty (60) days.

11. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Investor may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; and/or (c) offset the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable, or any lesser amount in the Investor’s sole discretion, against any amount owed (or accrued) by the Investor to the Borrower under any other agreements or contracts between the Investor and the Borrower; provided, however that, if an Event of Default described in Section 10.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Investor.

12. Miscellaneous.

12.1. Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i) If to Borrower:

David Willbrand

18 E 4th Street Suite 902

Cincinnati, OH 45202

Email: [***]

Attn: David Willbrand

With a copy to:

Thompson Hine LLP

127 Public Square

3900 Key Center

Cleveland, Ohio 44114

Email: [***]

Attn: Jonathon Vinocur

(ii) If to Investor:

To the Name and Address listed on the signature page attached hereto.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

12.2. Expenses. The Borrower and the Investor will be responsible for their respective fees and expenses in respect of the transactions contemplated by this Note.

12.3. Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Florida

12.4. Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in any Florida state or federal court sitting in Florida and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 12.4 shall affect the right of the Investor to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

12.5. Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 12.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.6. Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

12.7. Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts (including electronically transmitted counterparts), each of which shall constitute an original, but taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

12.8. Successors and Assigns. This Note may be assigned or transferred by the Investor to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Investor. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

12.9. Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto; provided, however, that the provisions of this Note may be amended, waived or modified without the written consent of the Investor with the consent of the Requisite Investors as provided in, and as limited by, Section 1.3. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Investor, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.11. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law.

12.12. Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.13. Investor Representation. The Investor represents and warrants that the funds used to fund the Loan are the Investor’s own funds, and are not provided by or financed through any third party, whether through a loan, credit arrangement, or other similar financing structure. The Investor further represents that no third party has any direct or indirect interest in the Loan, nor has any arrangement been made for such third party to acquire such interest in the future.

13. Definitions. For the purposes of this Note, the following terms not otherwise defined herein shall have the following meanings:

“Applicable Interest Rate” means a simple interest rate per annum equal to fifteen percent (15%).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Company” means Pacaso Inc., a Delaware corporation.

“Event of Default” has the meaning set forth in Section 10.

“Interest Payment Date” means the last Business Day of each fiscal quarter, commencing on the first such date to occur after the execution of this Note.

“Maturity Date” means the earlier of (a) 24 months after the Closing Date of the Note, or (b) the date on which the Investor accelerates payment of this Note and all amounts under this Note shall become due and payable pursuant to Sections 10 and 11.

“Pacaso Home” means each single-family home purchased and held by any Propco.

“Propco” means each single-purpose limited liability company formed by the Company solely for the purpose of purchasing and acquiring and selling ownership interests in one or more Pacaso Homes.

IN WITNESS WHEREOF, the parties have executed this Note as of the date first written above.

PACASO GROWTH IV LLC

By:
Name:
Email:

Accepted and agreed:

Name of investing entity or person

Signature

Name of signing party

Title of signing party (if applicable)

Email

Date signed

Address